Cardlytics Announces Workforce Reductions As Part Of Organizational Realignment
and Cost Savings Initiative

Atlanta, GA – October 2, 2025 – Cardlytics Inc. (NASDAQ: CDLX) today announced an enterprise-wide cost savings initiative aimed at optimizing its cost structure and aligning resources with its most critical business priorities. As part of this effort, Cardlytics reduced its workforce by approximately 120 full-time employees and contractors, representing about 30% of its total workforce. Cardlytics expects to incur $2.3 million in severance and related expenses in connection with this reduction, most of which will be recognized in the fourth quarter of 2025.

“This was a very difficult decision, but one that is necessary to protect the long-term stability of our business,” said Amit Gupta, Chief Executive Officer of Cardlytics. “We believe this reduction will enable us to focus on the areas of our business that matter most to our partners and advertisers, and invest in our agenda for long-term growth.”

“We are deeply grateful to our departing colleagues for their contributions and will support them with care through this transition. We are equally committed to supporting our remaining colleagues as we move forward to build a more resilient future for our company.”

The cost savings initiative comprises a series of actions across employees, third-party spend, real estate, and operations. Collectively, these actions are expected to deliver annualized cash savings of at least $26 million. The company remains committed to achieving positive adjusted EBITDA for the full year 2025 and 2026.

Cautionary Language Concerning Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements related to our ability to achieve the anticipated cost savings and benefits resulting from the organizational realignment and related reduction in force and the estimated charges associated with, and the timeframe for completion of, the reduction in force, as well as expected annualized savings, expected adjusted EBITDA results for 2025 and 2026, and other matters related to the Company’s enterprise-wide cost savings program. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," or variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control.
Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to the risks detailed in the “Risk Factors” section of our Form 10-Q filed with the Securities and Exchange Commission on August 6, 2025 and in subsequent periodic reports that we file with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results.
About Cardlytics
Cardlytics (NASDAQ: CDLX) is a commerce media platform, powered by our publishers’ first-party purchase data, that makes commerce smarter and more rewarding for everyone. We offer a range of solutions to help advertisers and publishers grow and strengthen customer loyalty. With visibility into approximately half of all card-based transactions in the U.S. and a quarter in the U.K., Cardlytics enables advertisers to engage consumers at scale and drive incremental sales through our industry-leading card-linked offer network. Publisher partners can enhance their platforms with relevant and personalized offers that improve the shopping experience for their customers. Cardlytics also offers identity resolution capabilities through Bridg, which helps convert anonymous shoppers into known and reachable customers. Learn more at www.cardlytics.com or follow us on LinkedIn.

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